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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in the registration statements of Green Tree Financial Corporation (File Nos. 333-63265, 333-63305, 333-52233 and 333-48179) of our report dated March 30, 1999, on our audit of the consolidated financial statements of Green Tree Financial Corporation as of December 31, 1998 and for the year ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP



Minneapolis, Minnesota
March 30, 1999